UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Materials Pursuant to § 240.14a-12

CARMIKE CINEMAS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following communication was prepared for use by Carmike Cinemas, Inc., a Delaware corporation (“Carmike”) in connection with the proposed acquisition of Carmike pursuant to the terms of the Agreement and Plan of Merger, dated March 3, 2016, by and among Carmike, AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc.

March 15, 2016

Carmike Cinemas, Inc. Announces Consent Solicitation for its 6.00% Senior Secured Notes due 2023

Columbus, Georgia—March 15, 2016—Carmike Cinemas, Inc. [NASDAQ:CKEC] (the “Company”) today announced the solicitation of consents from the holders of its outstanding $230,000,000 aggregate principal amount of 6.00% Senior Secured Notes due 2023 (the “Notes”). The primary purposes of the consent solicitation are to (i) waive the requirement for the Company to comply with the “change of control” covenant in the indenture in connection with the acquisition of all of the outstanding capital stock of the Company by AMC Entertainment Holdings, Inc. (the “Waiver”) and (ii) amend the reporting covenant in the indenture to permit any direct or indirect parent company of the Company, if any, that becomes a guarantor of the Notes to satisfy the Company’s obligations under the reporting covenant by filing and furnishing to holders of the Notes the reports, information and other documents required by the indenture relating to such parent company rather than the Company (the “Proposed Amendments”).

Full details of the terms and conditions of the consent solicitation are included in the Consent Solicitation Statement and the related Letter of Consent, each dated March 15, 2016.

Adoption of the Waiver and the Proposed Amendments requires the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Notes. The consent solicitation is being made solely to holders of record of the Notes as of 5:00 p.m. on March 14, 2016. The consent solicitation will expire at 5:00 p.m., New York time, on March 21, 2016, unless extended or terminated by the Company in its sole discretion.

The Waiver and the Proposed Amendments will be effected through a supplemental indenture to be executed and delivered promptly following receipt of the requisite consents. The supplemental indenture may be executed prior to the expiration of the consent solicitation if the requisite consents are received before then.

Subject to receiving the requisite consents and satisfaction or waiver of the Conditions to the consent solicitation, any holder who validly delivers (and does not validly revoke) its consent prior to the expiration of the consent solicitation will receive a cash payment of $5.00 per $1,000 aggregate principal amount of Notes. The Company expects these consent payments will be made as promptly as practicable following the expiration of the consent solicitation. Holders may revoke their consents at any time prior to the time the supplemental indenture is executed. If the consent solicitation is withdrawn or otherwise not completed for any reason, the consent payment will not be paid or payable.

If executed, the supplemental indenture will bind all holders of Notes, including those that did not give their consent. Holders who do not deliver consents prior to the expiration of the consent solicitation will not receive the consent fee. The Waiver and the Proposed Amendments will become operative upon payment of the consent fee. Regardless of whether the Waiver and the Proposed Amendments become effective or operative, the Notes will remain outstanding in accordance with all other terms of the Notes and the indenture.

Citigroup Global Markets Inc. is acting as the Solicitation Agent and Global Bondholder Services Corporation is acting as the Information and Tabulation Agent in connection with the consent solicitation. Copies of the Consent Solicitation Statement, Letter of Consent and other solicitation materials may be obtained from the Solicitation Agent and any questions may be directed to the Solicitation Agent, by telephone at (800) 588-3745 (toll free) or (212) 723-6106 (collect). Questions and requests for additional documents may be directed to the Information and Tabulation Agent by telephone at (212) 430-3774 (Bankers and Brokers) or (866) 470-4500 (toll free), in writing at 65 Broadway, Suite 404, New York, New York, 10006, Attn: Corporate Actions and via email at contact@gbsc-usa.com.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The consent solicitation is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or securities laws. No recommendation is being made as to whether holders of Notes should consent to the Waiver and the Proposed Amendments. The consent solicitation is being made only pursuant to the terms of the Consent Solicitation Statement and related materials, including the Letter of Consent. Holders of the Notes should carefully read the Consent Solicitation Statement and related materials, including the Letter of Consent, as they contain important information.

Important Additional Information Regarding the Merger Will Be Filed With The SEC

This press release may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger of the Company with and into a wholly-owned subsidiary of AMC Entertainment Holdings, Inc. (“AMC”), the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at http://www.carmikeinvestors.com/.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed merger, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. The Company’s stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 17, 2015, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Carmike’s website at www.carmikeinvestors.com.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation’s largest motion picture exhibitors. Carmike has 276 theatres with 2,954 screens in 41 states. The circuit includes 55 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 “BigDs,” 21 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities. Visit www.carmike.com for more information.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with AMC; the inability to complete the proposed merger due to the failure to obtain Carmike stockholder or regulatory approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; disruption in key business activities or any impact on Carmike’s relationships with third parties as a result of the announcement of the proposed merger; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the merger agreement with AMC, or the failure of the proposed merger to close for any other reason; risks related to disruption of management’s attention from Carmike’s ongoing business operations due to the proposed merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Carmike and others relating to the merger agreement with AMC; the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for Carmike’s business segments; general economic conditions in Carmike’s regional and national markets; Carmike’s ability to comply with covenants contained in the agreements governing Carmike’s indebtedness; Carmike’s ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; Carmike’s ability to meet its contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in Carmike’s markets; competition in Carmike’s markets; competition with other forms of entertainment; the effect of Carmike’s leverage on its financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; and financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of Carmike’s business.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Carmike’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016, under the heading “Item 1A. Risk Factors,” and in its subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Carmike does not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

Carmike Contacts

Investor Relations:

Richard B. Hare, 706-576-3416

Chief Financial Officer

or

Innisfree M&A

Arthur Crozier or Larry Miller

212-750-5833

info@innisfreema.com

Media Contacts:

Joele Frank, Wilkinson Brimmer Katcher

Barrett Golden or Mahmoud Siddig 212-355-4449